Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our reports dated March 17, 2011, with respect to the consolidated financial statements and schedule of Sagent Holding Co. included in Amendment No. 5 of its Registration Statement (Form S-1 No. 333-170979), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

April 19, 2011